Exhibit 99.1

The Glimpse Group Announces Augmented Reality Software and Services Agreement with Leading Global Social Media Company

NEW YORK, NY, November 17, 2021 — The Glimpse Group, Inc. (“Glimpse”) (NASDAQ:VRAR, FSE: 9DR), a diversified Virtual Reality (“VR”) and Augmented Reality (“AR”) platform company providing enterprise-focused VR and AR software and services solutions, today announced that it has entered into a Master Services Agreement and Statement of Work with a leading global social media and metaverse company for a $1.0 million augmented reality software and services contract, which is expected to be delivered over the coming months.

About The Glimpse Group

The Glimpse Group (NASDAQ:VRAR, FSE: 9DR) is a diversified Virtual and Augmented Reality platform company, comprised of multiple VR and AR software and services companies, and designed with the specific purpose of cultivating companies in the emerging VR/AR industry. Glimpse’s unique business model simplifies challenges faced by VR/AR companies and creates a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into the emerging VR/AR industry via a diversified platform. For more information on The Glimpse Group, please visit www.theglimpsegroup.com.

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,”, “view,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Glimpse Contact:

Maydan Rothblum

CFO & COO

The Glimpse Group, Inc.

917-292-2685

maydan@theglimpsegroup.com

Investor Relations:

Mark Schwalenberg, CFA

Director

MZ Group – North America

312-261-6430

Glimpse@mzgroup.us

www.mzgroup.us